Exhibit 99.1

For Immediate Release	Contact: Donna Mellion
April 28, 2004	Landstar System, Inc.
904-390-1457
www.landstar.com

Landstar Board of Directors Appoints
Henry H. Gerkens Chief Executive Officer

Jacksonville, Florida — (NASDAQ: LSTR) Landstar System, Inc., a safety-first non-asset provider of transportation capacity, announced today that its Board of Directors is separating the roles of Chairman and Chief Executive Officer and that Landstar President and Chief Operating Officer Henry H. Gerkens will become President and Chief Executive Officer effective July 1, 2004. Jeffrey C. Crowe, who currently serves as Chairman and CEO, will continue to serve as the Company’s Chairman of the Board.

“We believe separating the roles of chairman and chief executive officer will create a management structure that best serves the interests of Landstar’s shareholders at this time, “ said Landstar Director and Governance Committee Chairman Ronald W. Drucker. “Henry has been instrumental in Landstar’s success since the Company’s inception. His financial acumen, coupled with his long-term strategic vision will enable him to bring singular focus to managing the company’s operations, enhancing its ability to shape and realize its strategic agenda. This is a well-earned promotion and we are delighted he will succeed Jeff as CEO.”

“Landstar is an established leader in the transportation industry thanks to Jeff. His leadership and innovative approach to small business support has served the company well,” said Drucker.

“Jeff has done an excellent job in keeping Landstar on its road to success. I am honored to follow in his footsteps as the leader of this exceptional Company and I am excited at the opportunities ahead,” said Gerkens. “In concert with our small business owners and other third-party capacity providers, we will continue to demonstrate the strength and agility of our business model. We will continue to deliver excellence in safe, reliable transportation services, and we will continue in our quest to deliver outstanding returns to our shareholders.”

“From Landstar’s variable-cost business model to its on-going consolidation of efficiencies, Henry’s safety-first mentality, financial expertise and commitment to excellence in customer service have enabled the Company’s independent small business owners to thrive in an extremely competitive market,” said outgoing CEO Jeff Crowe. “He is an integral part of this Company’s success story.”

Landstar System, Inc. is a non-asset-based provider of transportation capacity delivering safe, specialized transportation services to a broad range of customers throughout North America. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents, business capacity owners, and other transportation capacity providers. The term, business capacity owner, refers to Landstar’s independent contractors who operate a small business and provide the equipment necessary to haul freight.

Landstar’s carrier group is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc., and Landstar Carrier Services, Inc. and delivers excellence in complete over-the-road transportation services. Landstar’s multimodal group is comprised of Landstar Express America, Inc. and

Landstar Logistics, Inc., provides expedited, contract logistics and intermodal transportation services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc.’s common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

The following is a “safe harbor” statement under the Private securities Litigation reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking testaments, such as statements that relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with an analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to an increase in the frequency or severity of accidents or workers’ compensations claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in the domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2003 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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